                                                                   EXHIBIT 10.23
                                                                        REDACTED

                 SEQUENCE ANALYSIS LICENSE AGREEMENT

      THIS SEQUENCE ANALYSIS LICENSE AGREEMENT (this "AGREEMENT") is effective the _____ day of April, 2000, between PE Corporation ("PE"), a corporation organized under the laws of the state of Delaware, through its PE Biosystems Stock Group ("ABD"), and Visible Genetics Inc. ("VGI"), a corporation organized under the laws of the Province of Ontario, Canada (PE or ABD and VGI, each a "PARTY", collectively the "PARTIES").

                                   WITNESSETH:

      A. WHEREAS, the California Institute of Technology ("CALTECH"), a California institution owns the CALTECH Instrument Patent Rights (defined below), and ABD has the exclusive right to license such rights; and

      B. WHEREAS, CALTECH owns the ABI Process Patent Rights (defined below), and ABD has the exclusive right to license such rights; and

      C. WHEREAS, ABD has a license to the DUPONT Patents (defined below) owned by E. I. Du Pont De Nemours and Company ("DUPONT"), and the right to grant sublicenses to others under such patents; and


      D. WHEREAS, VGI wishes to acquire from ABD, and ABD is willing to grant to VGI, a license to the ABI Process Patent Rights, the CALTECH Instrument Patent Rights, and DUPONT Patents under the terms and conditions set forth herein.

      NOW, THEREFORE, based on the foregoing premises and in consideration of the mutual promises set forth below, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:


                                      1/49
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                                                                   EXHIBIT 10.23
                                                                        REDACTED


                                   AGREEMENT:
1.    DEFINITIONS

      1.1 "ABI PROCESS PATENT RIGHTS" means the claims of U.S. Patent No. 5,821,058, and such other patent claims of patents which issue from any of the patent applications in the chain of the continuation of Patent Application Serial No. 570,973, as well as any continuations, continuations-in-part, divisionals, reissues, revivals or reexaminations of such patents, together with all foreign counterparts thereof, excluding any instrument claims or any instrument system claims therein.

      1.2 "AFFILIATE" means a business entity controlled by, controlling or under common control with a Party to this Agreement. For purposes of this
SECTION 1.2, the word and root "control" means, in the case of a corporation, either: (a) the direct or beneficial ownership of at least fifty percent (50%) of the shares of stock entitled to vote for Directors to the Board of Directors of such corporation; or, (b) where the laws of a particular jurisdiction limit the percentage ownership of domestic corporations by foreign corporations to less than fifty percent (50%) of the shares of stock entitled to vote for Directors to the Board of Directors, the maximum percentage ownership permitted by such jurisdiction. For purposes of this SECTION 1.2 the word and root "control" means, in the case of a non-corporate entity, either: (a) the right to receive at least fifty percent (50%) of the net proceeds of such entity; or, (b) where the laws of a particular jurisdiction limit the percentage ownership of domestic non-corporate entities by foreign corporations to less than fifty percent (50%), the right to receive the maximum percentage of the net proceeds of such entity permitted by such jurisdiction. An entity shall only have the rights and


                                      2/49
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                                                                   EXHIBIT 10.23
                                                                        REDACTED


responsibilities set forth herein as an Affiliate, including without limitation licenses granted by ABD, for so long as the criteria set forth in this SECTION
1.2 are satisfied with respect to such entity.

      1.3 "CALTECH INSTRUMENT PATENT RIGHTS" means the instrument claims and instrument system claims of U.S. Patent No. 5,171,534, and such other instrument claims and instrument system claims of patents which issue from one of the patent applications in the chain of the continuation of Patent Application Serial No. 570,973, as well as any continuations, continuations-in-part, divisionals, reissues, revivals or reexaminations of such patents, together with all foreign counterparts thereof.

      1.4 "CALTECH LICENSED INSTRUMENT" means an electrophoresis instrument, the manufacture, use or sale of which would infringe a Valid Claim of the CALTECH Licensed Patents.

      1.5 "CALTECH LICENSED PATENTS" means the CALTECH Instrument Patent Rights and the ABI Process Patent Rights.

      1.6 "CALTECH LICENSED PRODUCT" means a CALTECH Licensed Instrument and/or a CALTECH Licensed Reagent Product.

      1.7 "CALTECH LICENSED REAGENT PRODUCT" means a reagent kit, reagent system, or other reagent combination the manufacture, use or sale of which would infringe a Valid Claim of the ABI Process Patent Rights and which kit, system or combination when sold or distributed hereunder includes, at a minimum, the following components sold as a unit: an enzyme for nucleic acid chain extension, dNTP's, a buffer, a product insert describing the method of use of said CALTECH Licensed Reagent Product in a CALTECH Licensed Instrument.


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
                                                                   EXHIBIT 10.23
                                                                        REDACTED


      1.8 "CHANGE OF CONTROL" means that more than fifty percent (50%) of the voting stock of a Party becomes subject to the ownership or control of a person or entity which person(s) or entity(ies) did not own or control such portion of voting stock on the Effective Date.

      1.9 "CONFIDENTIAL INFORMATION" means records or information in the possession or under the control of a Party relating to its technical, marketing, product and /or business affairs or proprietary and trade secret information of that Party. Confidential Information shall not include information (a) rightfully in the possession of the receiving Party prior to disclosure by the disclosing Party, (b) is or becomes a matter of public knowledge through no fault or action by the receiving Party; or (c) subsequent to disclosure, is rightfully obtained by the receiving Party from a third party who is lawfully in possession of such Confidential Information and who has not violated any restrictions with respect thereto, or (d) is independently developed by the receiving Party without resort to the Confidential Information provided by the disclosing Party.

      1.10 "DUAL LICENSED INSTRUMENT" means an instrument licensed under both the CALTECH Licensed Patents and the DUPONT Licensed Patents.

      1.11 "DUPONT COMPOUND PATENT RIGHTS" means those claims of the DUPONT Licensed Patents that claim any kit, composition of matter or the process(es) of making the same including, without limitation, U.S. Patents 5,151,507; 5,047,519; and 5,242,796.

      1.12 "DUPONT LICENSED INSTRUMENT" means an electrophoresis instrument the use or sale of which in the performance of detection and analysis of DNA sequence fragments would infringe a Valid Claim of the DUPONT Terminator Process Patent Rights.

      1.13 "DUPONT LICENSED PATENTS" means U.S. Patent Application Serial No. 881,372, filed July 2,1986, and any continuation, continuation-in-part or divisional thereof, and any patent issued from any of the foregoing and any extension, reissue, reexamination or revival of any of


                                      4/49

                                                                   EXHIBIT 10.23
                                                                        REDACTED


the patents that may have issued or may issue thereon as well as any foreign counterparts of any of the foregoing, including without limitation U. S. Patents 5,151,507; 5,047,519; 5,242,796; and 5,332,666.

      1.14 "DUPONT LICENSED PRODUCTS" means DUPONT Licensed Instruments and/or DUPONT Licensed Reagent Products.

      1.15 "DUPONT LICENSED REAGENT PRODUCT" means a reagent kit, reagent system, or other reagent combination, the manufacture, use or sale of which for DNA sequence analysis would infringe a Valid Claim of the DUPONT Terminator Process Patent Rights or the DUPONT Compound Patent Rights and which kit, system or combination when sold or distributed hereunder includes at a minimum, the following components sold as a unit: a chain terminator covered by the DUPONT Compound Patent Rights, an enzyme for nucleic acid chain extension, dNTP's, a buffer, a product insert describing the method of use of said DUPONT Licensed Reagent Product.


      1.16 "DUPONT PATENTS" means patents and patent applications owned by DUPONT relating (1) to certain chemical compounds and methods of making same, said compounds including chain terminating substrates for DNA sequence analysis, linkers, and dyes; (2) to the process of DNA sequence analysis by the chain termination method; and (3) to certain systems and methods for detecting radiant energy.

      1.17 "DUPONT TERMINATOR PROCESS PATENT RIGHTS" means those claims of the DUPONT Licensed Patents that claim the process(es) of using kits or compositions of matter under the DUPONT Compound Patent Rights in the DNA sequencing process, including without limitation, U.S. Patent 5,332,666.


      1.18 "EFFECTIVE DATE" shall mean the last signatory date of a Party to this Agreement.


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
                                                                   EXHIBIT 10.23
                                                                        REDACTED


      1.19 "END USER PURCHASER" shall mean a third party purchaser that purchases in an arms-length transaction and that is not (a) an Affiliate of VGI, or (b) a distributor of VGI or an Affiliate; and that purchases a CALTECH Licensed Product and/or DUPONT Licensed Product and uses that product, and as to whom the price paid is not affected by any other purchase, or by any other dealing or by any special course of dealing with VGI or an Affiliate of VGI, or a distributor of VGI or an Affiliate of VGI.


      1.20 "LICENSE YEAR" means the twelve (12) month period beginning on the first day of January, April, July or October next following the Effective Date, and each twelve (12) month period thereafter, except that the first License Year hereunder includes the period from the Effective Date to the first day of said twelve (12) month period.

      1.21 "IMPROVEMENT" means any beneficial modification or adaptation of the systems or processes claimed in the Licensed Patents, which if unlicensed would infringe any one or more of the claims of the Licensed Patents.

      1.22 "NET SELLING PRICE" means:

            1.22.1 the actual gross selling price on the invoice of each CALTECH Licensed Product /DUPONT Licensed Product upon its first commercial sale by VGI or its Affiliates, or an agent or distributor, as the case may be to an End User Purchaser, including all packaging, instructional or other charges, but less sales or other taxes, tariffs, duties and other governmental charges (including value added taxes) paid by the seller, cash allowances and usual trade, contract and quantity discounts, and freight charges (if any) and credits and allowances on account of rebates, refunds, returns on sales to said End User Purchasers. No allowance or deduction shall be made for commissions or fees for collection, by whatever name known. In the event VGI is unable to account for a sale to an End User Purchaser, the Net Selling Price shall be


                                      6/49

                                                                   EXHIBIT 10.23
                                                                        REDACTED


calculated as the sales price to the agent or distributor multiplied by [CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SEC]. For sales to a third party with whom VGI has a special course of dealing, the Net Selling Price shall be determined by reference to the listed or published price for the product sold or transferred which would be applicable in a transaction with an End User Purchaser. For purposes of this SECTION 1.22, the "relevant accounting period" shall be the calendar quarter in which the applicable royalties payable in connection with the sale, lease or rental of a product hereunder accrue as set forth in SECTION 6.2.

      If VGI, or an Affiliate of VGI, leases or rents a CALTECH Licensed Instrument/ DUPONT Licensed Instrument or DUAL Licensed Instrument to an End User Purchaser, Net Selling Price that applies hereunder shall be the Net Selling Price for such Instrument in the relevant accounting period, if such Instrument had been sold.

      1.22.2 For a use by VGI or an Affiliate of VGI of CALTECH Licensed Products/ DUPONT Licensed Products, the Net Selling Price that applies hereunder shall be the average selling price for such Products in the relevant accounting period if such products had been sold by VGI to an End User Purchaser instead of used. If VGI, or an Affiliate of VGI, uses a CALTECH Licensed Product /DUPONT Licensed Product to perform services for a fee for others, the Net Selling Price shall be the Net Selling Price for such Product in the relevant accounting period, if such Product had been sold to an End User Purchaser instead of used to perform services for a fee for others.

      1.22.3 In the event a CALTECH Licensed Product / DUPONT Licensed Product is sold in combination with other products or with an instrument as a system and the price for the sale of such product is not separately valued on the Invoice or other document evidencing such sale, the Net Selling Price shall be the average price during the relevant accounting period for


                                      7/49

                                                                   EXHIBIT 10.23
                                                                        REDACTED


such product when sold separately to an End User Purchaser. Notwithstanding the foregoing, in the event VGI or an Affiliate of VGI provides a product to a customer and/or provides service on a product to a customer based, in whole or in part, on that customer's purchases of CALTECH Licensed Product /DUPONT Licensed Product so that the price shown on the invoice for the product is more than the average price in the relevant accounting period for the Product when sold separately and either there is no charge shown for such instrument or such service or both or the charge for such instrument or service is less than the average charged therefor in the relevant accounting period then the Net Selling Price shall be the average price during the relevant accounting period for such product when sold separately to an End User Purchaser.

      1.23 "ROYALTY BEARING CLINICAL TRIAL USES" shall include all VGI Licensed Instruments placed for use in clinical trials of such instruments by or on behalf of VGI, and shall also include all Caltech Licensed Reagent Products / Dupont Licensed Reagent Products used in clinical trials by or on behalf of VGI which are revenue-generating for VGI (including but not limited to any bartered goods or services), but shall not include Caltech Licensed Reagent Products / Dupont Licensed Reagent Products used in clinical trials by or on behalf of VGI which are not revenue-generating for VGI.

      1.24 "ROYALTY FREE USES" of CALTECH Licensed Instruments / CALTECH Licensed Reagent Products / DUPONT Licensed Products shall include: (a) applications development / methods development / instrument development; (b) validation testing of such products; (c) quality and quality control required for manufacturing such products; (d) regulatory testing and compliance of such products, excluding Royalty Bearing Clinical Trial Uses; and (e) system installation, warranty testing and service testing.

      1.25 "TERRITORY" means all countries, territories and protectorates throughout the world.


                                      8/49

                                                                   EXHIBIT 10.23
                                                                        REDACTED


      1.26 "VALID CLAIM" means the claim of an issued and unexpired patent or patent application which has not been held invalid or otherwise unenforceable by a court from which no appeal has or can be taken, or has not otherwise finally been held unpatentable or unenforceable by the appropriate administrative agency or disclaimed, dedicated to the public, denied or admitted to be invalid or unenforceable through reissue or disclaimer.

      1.27 "VGI LICENSED INSTRUMENT" means a slab gel CALTECH Licensed Instrument. The parties agree that the instruments listed in Appendix E are slab gel CALTECH Licensed Instruments.

2.    GENERAL LICENSES UNDER PATENT RIGHTS

      2.1 LICENSE UNDER THE ABI PROCESS PATENT RIGHTS. Upon the terms and subject to the exceptions and conditions of this Agreement, ABD grants to VGI and its Affiliates a personal, non-transferable (except as provided in SECTION
10), non-exclusive limited license in the Territory under the ABI Process Patent Rights as follows:

      2.1.1 REAGENT PRODUCTS

            (a) to use, sell, advertise, promote and distribute, directly and/ or through its Affiliates, agents and distributors, under VGI's name and trademarks, CALTECH Licensed Reagent Products all in accordance with the applicable label specified in SECTION 4.1, and solely through such label, to grant limited sublicenses to end user purchasers to use CALTECH Licensed Reagent Products pursuant to and in accordance with such label;


            (b) to make, have made, import, directly and/or through its Affiliates, agents and distributors CALTECH Licensed Reagent Products;


                                      9/49

                                                                   EXHIBIT 10.23
                                                                        REDACTED


      2.1.2 INSTRUMENTS

            (a) to use, offer for sale, advertise, promote, sell, lease, rent and distribute, directly and/or through its distributors, under VGI's name and trademarks, VGI Licensed Instruments, all in accordance with the applicable label specified in SECTION 4.2 and Section 4.4, and solely through such label, to grant limited sublicenses to end user purchasers to use VGI Licensed Instruments pursuant to and in accordance with such label; and

            (b) to make, have made, import, directly and/or through its Affiliates, agents and distributors VGI Licensed Instruments.

      2.2 LICENSE UNDER THE DUPONT COMPOUND PATENT RIGHTS. Upon the terms and subject to the exceptions and conditions of this Agreement, ABD hereby grants to VGI and its Affiliates a personal, non-exclusive, non-transferable (except as provided in SECTION 10) non-exclusive limited license in the Territory under the DUPONT Compound Patent Rights to manufacture and have manufactured DUPONT Licensed Reagent Products in the Territory.

      2.3 LICENSE UNDER THE DUPONT TERMINATOR PROCESS PATENT RIGHTS. Upon the terms of and subject to the exceptions and conditions of this Agreement, ABD grants to VGI and its Affiliates a personal, non-transferable (except as provided in SECTION 10), non-exclusive limited license in the Territory under the DUPONT Terminator Process Patent Rights as follows:

      2.3.1 REAGENT PRODUCTS

            (a) to use, sell, advertise, promote and distribute, directly and/or through its Affiliates, agents and distributors, under VGI's name and trademarks, DUPONT Licensed Reagent Products all in accordance with the applicable label specified in SECTION 4.1, and solely


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
                                                                   EXHIBIT 10.23
                                                                        REDACTED


through such label, to grant limited sublicenses to end user purchasers to use DUPONT Licensed Reagent Products pursuant to and in accordance with such label;


      2.3.2 INSTRUMENTS

            (a) to use, offer for sale, advertise, promote, sell, lease, rent and distribute, directly and/or through its distributors, under VGI's name and trademarks, DUPONT Licensed Instruments, all in accordance with the applicable label specified in SECTION 4.2 or Section 4.4, and solely through such label, to grant limited sublicenses to end user purchasers to use DUPONT Licensed Instruments pursuant to and in accordance with such label; and

            (b) to make, have made, import, directly and/or through its Affiliates, agents and distributors DUPONT Licensed Instruments.

      2.4 LICENSE UNDER THE CALTECH INSTRUMENT PATENT RIGHTS. Upon the terms and subject to the exceptions and conditions of this Agreement, ABD hereby grants to VGI and its Affiliates a non-transferable (except in accordance with SECTION 10), non-exclusive limited license in the Territory under the CALTECH Instrument Patent Rights to make, have made, use, offer for sale, advertise, promote, sell, lease, rent and distribute, directly and/or through its distributors, under VGI's name and trademarks, VGI Licensed Instruments, all in accordance with the applicable label specified in SECTION 4.2 OR 4.3, and solely through such label, to grant limited sublicenses to end user purchasers to use VGI Licensed Instruments pursuant to and in accordance with such label.

3.    RESTRICTIONS; ROYALTY FREE USE; RESIDUAL LICENSE

      3.1 OTHER LICENSE RESTRICTIONS. VGI acknowledges that ABD's licensing program dictates that an end-user license to practice the ABI Process Patent Rights must be granted in


                                     11/49

                                                                   EXHIBIT 10.23
                                                                        REDACTED


two component parts: (1) an up-front fee component that corresponds to a partial license ("Authorization") from ABD to use a CALTECH Licensed Instrument in a process that would infringe the ABI Process Patent Rights and (2) a running royalty component that corresponds to a partial license ("Authorization") from ABD to use a CALTECH Licensed Reagent Product in a process that would infringe the ABI Process Patent Rights. A complete license under the ABI Process Patent Rights requires both components: the up-front fee component and the running royalty component, i.e. both Authorizations. Hence, the end user must use an authorized instrument with authorized reagents in order to have a complete license under the ABI Process Patent Rights. This concept is reflected in the labels attached hereto in Appendix A and Appendix B. The end user purchaser typically acquires the partial license to the CALTECH Licensed Instrument through the purchase of an instrument which carries the up-front fee component, and similarly, the partial license to the CALTECH Licensed Reagent Products is obtained by the purchase of reagents that carry the running royalty component. In addition to the ABI Process Patent Rights, a CALTECH Licensed Instrument also carries a complete license under the CALTECH Instrument Patent Rights. Accordingly, ABD has only licensed VGI and its Affiliates hereunder under this Agreement under the CALTECH Licensed Patents to use and to sublicense their respective end user purchasers to use: (a) VGI Licensed Instruments with CALTECH Licensed Reagent Products, and (b) CALTECH Licensed Reagent Products with CALTECH Licensed Instruments or VGI Licensed Instruments. For the avoidance of doubt, an entity need not acquire both the CALTECH Licensed Instrument and CALTECH Licensed Reagent Products from a single source (e.g., VGI) to practice the ABI Process Patent Rights. Therefore, VGI may sublicense such VGI Licensed Instruments and CALTECH Licensed Reagent Products separately from each other, provided that VGI communicates to such sublicensees (as


                                     12/49
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                                                                   EXHIBIT 10.23
                                                                        REDACTED


set forth in SECTION 4) that a complete license requires that VGI Licensed Instruments be used with CALTECH Licensed Reagent Products, and vice versa, that CALTECH Licensed Reagent Products must be used with CALTECH Licensed Instruments or VGI Licensed Instruments. ABD has extended this Authorization concept under this Agreement to apply to DUPONT Licensed Instruments, which carry an Authorization (the up-front fee portion of a license) under the DUPONT Terminator Process Patent Rights, and to DUPONT Licensed Reagent Products, which carry an Authorization (the running royalty portion of a license) under the DUPONT Terminator Process Patent Rights. Hence, a DUPONT Licensed Instrument must be used with a DUPONT Licensed Reagent Product in order to have a complete license under the DUPONT Licensed Patents. The DUPONT Licensed Reagent Products also carry a complete license under the DUPONT Compound Patent Rights.

      3.2 ROYALTY FREE USE LICENSE. Upon the terms and subject to the exceptions and conditions of this Agreement, ABD grants to VGI and its Affiliates a royalty-free, paid-up, non-transferable, non-exclusive license in the Territory under the CALTECH Instrument Patent Rights, ABI Process Patent Rights and claims of the DUPONT Licensed Patents to practice the Royalty Free Uses.

3.3    IMMUNITY.

      3.3.1 Upon the terms and subject to the exceptions and conditions of this Agreement, and except as provided in Section 3.3.2, ABD grants to VGI and its Affiliates a non-transferable, non-exclusive immunity from suit in the Territory to continue their manufacturing processes that exist as of the Effective Date to manufacture the products identified in Appendix E


                                     13/49

                                                                   EXHIBIT 10.23
                                                                        REDACTED


(hereinafter "VGI Products"), and components thereof, and to manufacture said VGI Products and components thereof using said manufacturing processes that exist as of the Effective Date, as those VGI Products and said components exist as of the Effective Date, under any patents or patent applications owned or controlled by ABD or its Affiliates, or for which ABD or its Affiliates has the exclusive right to license, as of the Effective Date, which are not otherwise licensed under this Agreement, to sell said VGI Products and said components, and to pass on to end users of said VGI Products and said components the right to use said VGI Products and said components as they are used as of the Effective Date.

      3.3.2 Notwithstanding the immunity from suit of Section 3.3, no immunity is provided for patents owned by Roche, no immunity is provided to practice PCR, no immunity is provided to make thermal cyclers or to use thermal cyclers for PCR, and no immunity is provided to manufacture oligonucleotides. Furthermore, the immunity from suit of Section 3.3 does not include rights under any patents or patent applications owned by third parties or licensed from third parties, in respect of which ABD is obligated to pay a royalty to the owner of the patent or patent application. Nothing in this section derogates from any rights VGI may now have, or in the future obtain, directly or indirectly from Roche or other third parties.


      3.3.3 In any patent dispute between the Parties relating to new products provided by VGI (i.e. products not listed in Appendix E or components thereof) in which VGI asserts or relies upon the immunity granted in this Section 3.3, VGI shall bear the burden, on a preponderance of evidence, of showing that said new products are covered by said immunity. Nothing in this Section 3.3 alters any burdens or standards of proof that otherwise exist in law in any patent dispute between the parties. Nothing in this section constitutes any admission by VGI


                                     14/49
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                                                                   EXHIBIT 10.23
                                                                        REDACTED


that any product listed in Schedule E or any new product infringes any patent of ABD or an Affiliate thereof.

      3.4   Except for the express rights and express immunities set forth in
SECTION 2 and this SECTION 3, no other rights are granted by ABD hereunder, expressly, by implication or by estoppel.


4.    MARKING, PROMOTION, UNLICENSED ACTIVITY

      4.1 MARKING- REAGENT PRODUCTS. VGI agrees to mark each CALTECH Licensed Reagent Product and each DUPONT Licensed Reagent Product, either on a product insert accompanying the product, or on the product itself, with one of the labels set forth in APPENDIX B, as ABD shall designate in writing (provided such label is appropriate to the applicable product), or such other label as ABD may reasonably designate in writing from time to time.

      4.2 MARKING - VGI LICENSED INSTRUMENTS. VGI agrees to affix as permanently and as prominently as practicable to each VGI Licensed Instrument, the label as provided in Appendix A, each with a different serial number. In addition, VGI agrees:

      4.2.1 to include prominently in the front of the user's manual for each VGI Licensed Instrument an accurate label as designated from time to time by ABD in writing. Unless and until ABD reasonably instructs VGI differently in writing, VGI shall use the label set forth in APPENDIX A.


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                                                                        REDACTED


      4.2.2 to notify the purchaser of a VGI Licensed Instrument that transfer of such instrument without the serial number or without the label affixed thereto pursuant to SECTION 4.2.1 above, automatically terminates the license granted to the purchaser.

      4.2.3 not to designate or refer in advertising, promotional material and marketing presentations to VGI Licensed Instruments covered by this Agreement as "licensed" unless it simultaneously explains that the purchase price of such instrument does not include a complete license under the ABI Process Patent Rights to certain reagents with which such instruments are used unless such instruments are used with reagents for which the applicable reagent royalties have been paid.

      4.3 MARKING - DUPONT LICENSED INSTRUMENTS. VGI agrees to affix as permanently and as prominently as practicable to each DUPONT Licensed Instrument the label as provided in Appendix A, and a different serial number for each such instrument. In addition, VGI agrees to:

      4.3.1 to include prominently in the front of the user's manual for each DUPONT Licensed Instrument an accurate label as designated from time to time by ABD in writing. Unless and until ABD reasonably instructs VGI differently in writing, VGI shall use the label set forth in APPENDIX A.

      4.3.2 to notify the purchaser of a DUPONT Licensed Instrument that transfer of such instrument the without the serial number or without the label affixed thereto pursuant to SECTION 4.3.1 above, automatically terminates the license granted to the end user by this Agreement and the instrument ceases to be an DUPONT Licensed Instrument.


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
                                                                   EXHIBIT 10.23
                                                                        REDACTED


      4.3.3 not to designate or refer in advertising, promotional material and marketing presentations to DUPONT Licensed Instruments covered by this Agreement as "licensed" unless it simultaneously explains that the purchase price of such instruments does not include a complete license under the DUPONT Terminator Process Patent Rights to certain reagents with which such instruments are used unless such instruments are used with reagents for which the applicable reagent royalties have been paid.

      4.4 MARKING - DUAL LICENSED INSTRUMENTS. VGI agrees to affix as permanently and prominently as practicable to each DUAL Licensed Instrument, the label as provided in Appendix A, and a different serial number for each such instrument. In addition, VGI agrees:

      4.4.1 to include prominently in the front of the user's manual for each DUAL Licensed Instrument an accurate notice as designated from time to time by ABD in writing. Unless and until ABD reasonably instructs differently in writing, VGI shall use the label set forth in APPENDIX A.

      4.4.2 to instruct the purchaser of a DUAL Licensed Instrument that transfer of such instrument without the serial number or without the label affixed thereto pursuant to SECTION 4.4.1 above, automatically terminates the license granted to the purchaser.

      4.4.3 not to designate or refer in advertising, promotional material and marketing presentations to DUAL Licensed Instruments covered by this Agreement as "licensed" unless it simultaneously explains that the purchase price of such instrument does not include a complete license under the DUPONT Terminator Process Patent Rights and/or ABI Process Patent Rights unless such instruments are used with reagents for which the applicable reagent royalties have been paid.


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                                                                   EXHIBIT 10.23
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      4.5   PROMOTION. VGI and its Affiliates agree to use commercially reasonable efforts to sell, market and otherwise promote CALTECH Licensed Products/DUPONT Licensed Products in compliance with this Agreement. These promotional obligations are satisfied if VGI and its Affiliates, as applicable
(a) display in catalogues, web sites, and brochures describing CALTECH Licensed Products/DUPONT Licensed Products, the labels described in APPENDIX A and APPENDIX B; (b) comply with the requirements of Section 4.1 - 4.4.3 herein; and
(c) bind agents and distributors in writing to sell such products in compliance with this Agreement. The parties agree that such promotional activities shall be commenced by VGI as soon after the Effective Date as is commercially practical.

      4.6 UNLICENSED ACTIVITY -- PREVENTION. VGI agrees not to knowingly promote, either by itself or through its Affiliates, and distributors, the unlicensed practice of the CALTECH Licensed Patents or the DUPONT Licensed Patents by its end-user customers.

      4.7   UNLICENSED ACTIVITY - ENFORCEMENT.

            4.7.1 VGI shall advise ABD, and shall furnish documentary proof which is reasonably acceptable to ABD, upon VGI's becoming aware of substantial infringement by a third party of an enforceable patent right within the CALTECH Licensed Patents/Dupont Licensed Patents by the sale of [CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SEC] unlicensed instruments in any country in the Territory, or [CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SEC] unlicensed reagents in any country in the Territory. Upon receipt of said documentary


                                     18/49

                                                                   EXHIBIT 10.23
                                                                        REDACTED


proof, ABD agrees it shall, within its reasonable business judgment, take such action as is required to restrain such infringement.

            4.7.2 ABD shall be in full compliance with its obligations under this Section 4.7 if, within six (6) months of ABD having received said documentary proof from VGI about an infringing third party in a particular country, (1) ABD notifies said third party of ABD's enforceable proprietary position and receives from such third party written assurances, which shall be executed by an officer of said third party capable of legally binding that party, that it is not infringing ABD's rights in that country, or (2) said infringement has stopped in that country, or (3) ABD has entered into good faith license negotiations with said third party, or (4) ABD has instituted or is prosecuting an action for patent infringement against at least one infringing third party under the CALTECH Licensed Patents or the DUPONT Licensed Patents in said country. The above six-month period may be extended with the consent of VGI.

            4.7.3 It is agreed and understood that nothing in this Section 4.7 or this Agreement shall require ABD to sue more than one party at any one time or to sue in more than one country under the CALTECH Licensed Patents or the DUPONT Licensed Patents.

            4.7.4 [CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SEC]

            4.7.5 If ABD is provided with the documentary proof of ongoing infringing sales in any particular country as above-described and ABD does not within the six-month period pursue one of the above options, VGI shall have the right at the expiration of the six-month period, or such other period as the parties have agreed, to [CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SEC].

            4.7.6 VGI's right to [CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SEC] terminates and VGI must [CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SEC] as of the


                                     19/49

                                                                   EXHIBIT 10.23
                                                                        REDACTED


time (1) that said third party infringer has delivered written assurances described above or engaged in good faith license negotiations with ABD, provided that if said negotiation does not conclude within one year, VGI may again [CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SEC] by [CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SEC] in the manner described above until the conclusion of a license with said third party, or (2) the filing or prosecution of an infringement suit against a third party under the CALTECH Licensed Patents and/or the DUPONT Licensed Patents in any country, or (3) as a result of the written assurances received in accordance with the foregoing or the conclusion of any licenses or litigations or otherwise, infringement in fact ceases or is [CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SEC] in that country.


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
                                                                   EXHIBIT 10.23
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5.    FEES AND ROYALTIES

      5.1 ISSUE FEE AND RELEASE. For the rights and privileges granted under this Agreement, VGI agrees to pay to ABD a non-refundable license issue fee of Twenty Five Million Dollars, payable in accordance with the provisions of
SECTION 6.1. No part of said license issue fee is creditable against other fees or royalties due and payable hereunder. In consideration of payment of said issue fee, VGI and its Affiliates, together with its customers, suppliers, agents, distributors and end users (but only to the extent of their involvement with or for the products of VGI licensed under this Agreement), is and are hereby released from all liability for patent infringement prior to the effective date of this Agreement under the CALTECH Licensed Patents, the DUPONT Licensed Patents, and the residual license in Section 3.3.

      5.2 OTHER FEES AND ROYALTIES. In addition to the license issue fee paid under SECTION 5.1 above, VGI shall, subject to SECTION 1.24, pay royalties as follows:

            5.2.1 for each VGI Licensed Instrument that is not a DUAL Licensed Instrument used or delivered hereunder by VGI or an Affiliate: (1) a royalty of [CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SEC] of the Net Selling Price or (2) [CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SEC].

            5.2.2 for each VGI Licensed Instrument that is a DUAL Licensed Instrument used or delivered hereunder by VGI or an Affiliate: (1) a royalty of [CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SEC] of the Net Selling Price or (2) [CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SEC].

            5.2.3 for each CALTECH Licensed Reagent Product or DUPONT Licensed Reagent Product used or delivered hereunder by VGI or an Affiliate: a royalty in the amount of


                                     21/49

                                                                   EXHIBIT 10.23
                                                                        REDACTED


[CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SEC] of the Net Selling Price; provided however, if any reagent product is both a CALTECH Licensed Reagent Product and a DUPONT Licensed Reagent Product, the combined royalty for such reagent product under both the CALTECH Licensed Patents and the DUPONT Licensed Patents is [CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SEC] of the Net Selling Price.

      5.3   [CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SEC]

      5.4 PAYMENT PERIOD FOR INSTRUMENTS. The fees and royalties payable pursuant to SECTION 5.2.1 OR 5.2.2 in respect of a VGI Licensed Instrument or a VGI Licensed Instrument that is also a Dual Licensed Instrument made, used, sold, licensed or leased by VGI or its Affiliates in a particular country shall be payable only for so long as there is at least one Valid Claim in the CALTECH Instrument Patent Rights in such country, which, but for the license granted herein, would be infringed by such products.

      5.5 PAYMENT PERIOD FOR CALTECH LICENSED REAGENT PRODUCTS. The fees and royalties payable pursuant to SECTION 5.2.3 in respect of a CALTECH Licensed Reagent Product made, used, sold, licensed or leased by VGI or its Affiliates in a particular country shall be payable only for so long as there is at least one Valid Claim in the ABI Process Patent Rights in such country, which, but for the license granted herein, would be infringed by such products.

      5.6 PAYMENT PERIOD FOR DUPONT LICENSED REAGENT PRODUCTS. The fees and royalties payable pursuant to SECTION 5.2.3 in respect of a DUPONT Licensed Reagent Product made,


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                                                                   EXHIBIT 10.23
                                                                        REDACTED


used, sold, licensed or leased by VGI or its Affiliates in a particular country shall be payable only for so long as there is at least one Valid Claim in the DUPONT Compound Patent Rights or DUPONT Terminator Process Patent Rights in such country, which, but for the license granted herein, would be infringed by such products.

      5.7 PAYMENT PERIOD FOR DUPONT/CALTECH LICENSED REAGENT PRODUCTS. The fees and royalties payable pursuant to SECTION 5.2.3 in respect of a reagent product that is both a CALTECH Licensed Reagent Product and a DUPONT Licensed Reagent Product made, used, sold, licensed or leased by VGI or its Affiliates in a particular country shall be payable only for so long as there is at least one Valid Claim in either the ABI Process Patent Rights, DUPONT Compound Patent Rights or DUPONT Terminator Process Patent Rights in such country, which, but for the license granted herein, would be infringed by such products.

6.    REMITTANCES, RECORDS AND REPORTS

      6.1 ISSUE FEE. The license issue fee shall be paid as follows: (a) Ten Million Dollars ($10,000,000.00) is due and payable within forty-five (45) days from the Effective Date; (b) Five Million Dollars ($5,000,000.00) is due and payable on June 30, 2001; (c) Five Million Dollars ($5,000,000.00) is due and payable on June 30, 2002; and (d) Five Million Dollars ($5,000,000.00) is due and payable on June 30, 2003. Notwithstanding the foregoing, VGI shall not be obligated to pay the license issue fee to the extent the payments associated therewith as set forth above become due and payable after the date this Agreement expires or is terminated.


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                                                                   EXHIBIT 10.23
                                                                        REDACTED


      6.2 ACCRUAL. Royalties accrue with respect to CALTECH Licensed Reagent Products/ DUPONT Licensed Reagent Products and CALTECH Licensed Instruments/DUPONT Licensed Instruments/DUAL Licensed Instruments on the date such instruments and products are first shipped by or for VGI or its Affiliates to an End User Purchaser. Royalties also accrue, as applicable, when said products and Instruments are first used by or for VGI or on behalf of third parties.

      6.3 PAYMENT. Payments of royalties shall be made within forty-five (45) days following the end of each calendar quarter of each License Year for which the royalty was accrued. Such payment shall be accompanied by a statement certified to ABD by an officer of VGI which shall give sufficient information from which to calculate the amount of royalties due hereunder, including, but not limited to, the Net Selling Price of each product for which royalty has accrued during the preceding calendar quarter, the quantity of each such products, and the aggregate royalties due. Payment hereunder shall be made in U.S. Dollars in the United States. Sales in other countries shall be converted to U.S. Dollars based on the rate of exchange as quoted in the WALL STREET JOURNAL for the last business day of the applicable quarter. Such royalty statements shall be submitted even in the event that no sale took place during the period covered by such statement. The payment set forth in SECTION 6.1 shall be remitted to an ABD bank account designated by ABD in writing. VGI shall be entitled to withhold such amount from payments made hereunder as may be required to be withheld by the laws of any relevant jurisdiction, and remitted to the appropriate authority therein as required by such laws. VGI agrees to provide ABD with documentation to establish that such amounts withheld have been remitted by VGI to the relevant authority.


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                                                                   EXHIBIT 10.23
                                                                        REDACTED


      6.4 INSPECTION. The Parties acknowledge that they are direct competitors, and the royalties paid by VGI to third parties is the Confidential Information of VGI. In particular, ABD acknowledges that the identity of VGI's licensors, and the nature and the amount of the royalties that VGI pays to third parties also constitutes VGI's Confidential Information. VGI shall keep records in sufficient detail to permit the determination of royalties payable hereunder for three (3) years following the sales to which such records relate. At the request of ABD, VGI shall permit an independent Certified Public Accountant designated by ABD and agreed upon by VGI, such agreement not to be unreasonably withheld, to examine such records, in confidence, during VGI's ordinary business hours, not more than once per calendar year, for the sole purpose of verifying or determining royalties paid or payable under this Agreement. The cost of such inspection shall be borne by ABD, provided, however, that in the event any such inspection reveals an underpayment of royalties in excess of seven and a half percent (7.5%), VGI shall pay the reasonable and documented cost of the inspection.

      6.5 PRICE LISTS. VGI shall submit to ABD, no less than once each year during the life of this Agreement, copies of the pages of its customer catalogs, or similar equivalent, in which CALTECH Licensed Products and DUPONT Licensed Products are listed for sale.

      6.6 INTEREST. If VGI fails to pay any amount owing under this Agreement by the due date, the amount owed shall bear interest at two percent (2%) over the Citibank NA base lending rate ("PRIME RATE"), or if lower, the highest rate allowed by law, from the due date until paid.


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                                                                   EXHIBIT 10.23
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7.    TERM OF LICENSE; TERMINATION

      7.1 TERM. Unless otherwise terminated pursuant to its terms, the term of this Agreement shall commence on the Effective Date and shall continue until expiration of the last Valid Claim in the last to expire of the CALTECH Licensed Patents and the DUPONT Licensed Patents.

      7.2 TERMINATION FOR CONVENIENCE. VGI may terminate this Agreement with respect to any one or more of the CALTECH Licensed Patents or DUPONT Licensed Patents upon sixty (60) days written notice to ABD.

      7.3 TERMINATION FOR BREACH. If either Party shall at any time materially breach any of its obligations under this Agreement, and such breach is not cured within thirty (30) days after receiving written notice from the non-breaching Party specifying the nature of the breach, then the non-breaching Party has the right to terminate this Agreement by giving written notice to the breaching Party, provided that neither Party has invoked the provisions of SECTION 13 with respect to such dispute.

      7.4 TERMINATION FOR BANKRUPTCY. This Agreement may be terminated by a Party upon notice to the other Party if such other Party (a) is adjudicated bankrupt or insolvent, or admits in writing that it is unable to pay its obligations as they become due; (b) makes a general assignment for the benefit of creditors; (c) has had appointed to it, has applied for or has consented to the appointment of, a receiver, trustee or similar officer for a substantial part of its property and such receiver, trustee or officer does not continue such Party's business in the


                                     26/49

                                                                   EXHIBIT 10.23
                                                                        REDACTED


ordinary course; or (d) is the subject of any voluntary or involuntary bankruptcy, insolvency arrangement, or similar proceeding (and fails to lift any stay imposed thereby within sixty (60) days after such stay becomes effective).

      7.5 TERMINATION FOR CHANGE OF CONTROL. ABD has the right to terminate this Agreement immediately on notice upon any Change of Control of VGI in which the acquiring third party is not a financial institution, unless within thirty
(30) days after the effective date of such Change of Control, VGI contacts ABD and informs ABD of the continuation of the Agreement under new ownership or control and complies with the provisions of Section 10.

      7.6 EFFECT OF TERMINATION. Any termination pursuant hereto does not relieve VGI or ABD of any obligation or liability accrued hereunder prior to such termination, nor rescind or give rise to any right to rescind anything done or any payments made or other consideration given hereunder prior to the time of such termination and does not affect in any manner any rights of either Party arising out of this Agreement prior to such termination.

      7.7 RIGHTS IN BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement by ABD are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "Intellectual Property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that VGI, as licensee of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code, provided that VGI continues to pay its obligations to ABD as they become due.

8.    CONFIDENTIALITY-PUBLICITY


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                                                                   EXHIBIT 10.23
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      8.1   DISTRIBUTED MATERIAL. With respect to VGI's distribution of any written information to third parties - including but not limited to advertising, brochures, catalogs, promotional and sales material, and public relations material - VGI shall make reasonable changes thereto requested by ABD as regards the accuracy of references to, or descriptions of: PE, the CALTECH Licensed Patents, the DUPONT Licensed Patents, any licenses or authorizations provided under this Agreement, or the existence of this Agreement.

      8.2 PRESS RELEASE. The Parties shall cooperate to issue a joint press release within five (5) days after the Effective Date, substantially in the form attached hereto as APPENDIX C.

      8.3 GENERAL NON-DISCLOSURE. Each Party acknowledges that by reason of its relation to the other Party under this Agreement has received and will have access to the Confidential Information of the other Party the value of which would be substantially impaired if disclosed to third parties. Accordingly:

            8.3.1 Except as provided in SECTION 8.1 and SECTION 8.2, each Party agrees to use reasonable care not to use, disclose or otherwise make available to any third party, the other Party's Confidential Information and each Party agrees to use all reasonable precautions to protect the other Party's Confidential Information and employ at least those precautions that such Party employs to protect its own Confidential Information.

            8.3.2 Notwithstanding the foregoing, each Party, may disclose Confidential Information of the other Party to the minimum extent possible that is required to be disclosed under law or pursuant to the lawful request of a governmental entity or agency; provided however, that (a) prior written notice of such required disclosure is furnished to the other Party as


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                                                                   EXHIBIT 10.23
                                                                        REDACTED


soon as practicable, and (b) reasonable measures are taken to minimize and guard against further disclosure, seeking appropriate confidential treatment and/or protective order and/or assisting the other Party to do so.

            8.3.3 Whenever requested by the disclosing Party, the receiving Party shall immediately return to the disclosing Party all manifestations of the Confidential Information in the receiving Party's possession or control, with the exception of royalty reports, or, at the disclosing Party's option, destroy as much of the Confidential Information as the disclosing Party may indicate, with the exception of royalty reports, and promptly thereafter provide the disclosing Party with a certificate of such destruction; provided, however, that each Party may retain one (1) copy of such Confidential Information solely for archival purposes and only in files accessed solely by the legal department of such Party.

      8.4   DISCLOSURE OF AGREEMENT. Except as provided in SECTION 8.1 and
SECTION 8.2, the terms and conditions of this Agreement, shall be deemed the Confidential Information of the Parties, which the parties shall use reasonable care not to disclose without the prior written approval of the other Party; provided however, each Party may disclose such Confidential Information without such approval or notice in connection with complying with applicable governmental regulations or advising investors and the investment community in such Party's usual course of business.

9.    COMPLIANCE AND QUALITY

      9.1 COMPLIANCE WITH LAWS. VGI shall use its best efforts to comply in all material respects with all applicable laws, regulations and ordinances and obtain and keep in effect


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                                                                   EXHIBIT 10.23
                                                                        REDACTED


applicable licenses, permits and other governmental approvals (federal, state or local) as necessary to carry on activities hereunder.

      9.2 QUALITY REVIEW. The Parties acknowledge and agree that ABD shall have no rights or responsibilities with respect to the approval or endorsement of instruments of VGI in any way or for any purpose, including sequencing. Quality and quality control with respect to suitability for sequencing, according to standards and requirements that may exist in the marketplace from time to time, are the sole responsibility of VGI.

10.   ASSIGNMENT AND TRANSFER

      10.1 ASSIGNMENT BY VGI. VGI may not assign its rights or obligations under this Agreement except upon a Change of Control of VGI. Any purported assignment in violation of this Section 10 is null and void.

      10.2 Within thirty (30) days after a Change of Control of VGI, VGI's assignee shall:

                  (a) pay an assignment fee of [CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SEC] to ABD, in accordance with SECTION 7.5; and

                  (b) lose its entitlement to the [CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SEC] that may be applied to any Caltech Licensed Reagent Product or Caltech Licensed Reagent Product / Dupont Licensed Reagent Product as described in SECTION 5.3, if VGI is acquired by a third party that controls the rights to the polymerase chain reaction.


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                                                                   EXHIBIT 10.23
                                                                        REDACTED


      10.3 ASSIGNMENT BY ABD. ABD may assign all or any part of its rights and obligations under this Agreement at any time without the consent of VGI. VGI agrees to execute such further acknowledgments or other instruments as ABD may reasonably request in connection with such assignment.

      10.4 NO OTHER EFFECT. The Parties agree that the rights and obligations under this Agreement shall not change, except as expressly set forth in this Agreement, upon any Change of Control of ABD.

11.   WARRANTIES, INDEMNITIES  AND IMMUNITIES

      11.1 GENERAL INTELLECTUAL PROPERTY. Nothing in this Agreement shall be construed as: (a) a warranty or representation by ABD, DUPONT, or CALTECH as to the validity or scope of any patent; (b) a warranty or representation by ABD, DUPONT, or CALTECH that the manufacture and sale and/or use of CALTECH Licensed Products or DUPONT Licensed Products is or shall be free from infringement of patents of Third Parties; (c) except as expressly set forth herein, conferring the right to use in advertising, publicity or otherwise, in any form, the name of, or any trademark or trade name of, ABD, DUPONT, or CALTECH; (d) an obligation to furnish any know-how; or (e) creating any agency, partnership, joint venture or similar relationship between ABD and VGI or between CALTECH and VGI or between DUPONT and VGI.

      11.2 MERCHANTABILITY AND FITNESS. NEITHER ABD, CALTECH, NOR DUPONT MAKE ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


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                                                                   EXHIBIT 10.23
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      11.3  DAMAGE LIABILITY. VGI agrees to take all reasonable precautions to prevent death, personal injury, illness and property damage from the use of products licensed under this Agreement. VGI assumes full responsibility for its operation under the patent rights granted under this Agreement, the manufacture of Products, and the use thereof. Furthermore, VGI shall defend, indemnify and hold ABD, DUPONT, and CALTECH harmless from and against all liability, demands, damages, expenses (including reasonable attorneys' fees) and losses for death, personal injury, illness, property damage or any other injury or damage or expenses in connection with state or federal regulatory action, arising out of the use by VGI, its officers, directors, agents and employees of the patent rights licensed hereunder, and the manufacture and use of products licensed under this Agreement, except that VGI shall not be liable to ABD for injury or damage to the extent arising of ABD's acts or omissions.

      11.4 POWER AND AUTHORITY. The Parties represent and warrant that they have all necessary corporate power to enter into and perform their respective obligations under this Agreement, and have taken all necessary corporate action under the laws of their jurisdictions and their certificates of incorporation and by-laws to authorize the execution of this Agreement. VGI shall also bind each of its Affiliates to the terms and conditions of this Agreement.

      11.5 RIGHT TO GRANT. ABD represents and warrants that it has the lawful right to grant the licenses and/or sublicenses set forth herein.


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                                                                        REDACTED


      11.6 PURCHASER ACTIVITY IMMUNITY. ABD hereby grants to VGI and its Affiliates immunity from suit with respect to any alleged infringement of the CALTECH Licensed Patents or the DUPONT Licensed Patents arising from any activities of purchasers, including without limitation end users, of DUPONT Licensed Products, VGI Licensed Instruments, DUAL Licensed Instruments, or CALTECH Licensed Reagent Products, provided that VGI has materially complied with the provisions of SECTION 4.1 through SECTION 4.6.



12.   COLLABORATIONS AND IMPROVEMENTS

      12.1 COLLABORATIONS. VGI has requested, and ABD has agreed, that the Parties, through their respective designees, shall meet within ninety (90) days of the Effective Date to explore a collaboration with respect to the development and commercialization of new diagnostic tests using the technology licensed herein. The collaboration shall be directed to such disease states, genetic markers, or infectious processes as the Parties may agree.

      12.2 IMPROVEMENTS. Once a year VGI shall provide to ABD a brief, nonconfidential summary of each Improvement. VGI shall provide a full description on a confidential basis if requested by ABD in writing. VGI hereby grants to ABD and its Affiliates an option to negotiate a non-exclusive, royalty-bearing worldwide license to practice any invention or discovery of VGI which constitutes an Improvement of the Licensed Patents made by VGI either prior to or after


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                                                                   EXHIBIT 10.23
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the Effective Date in connection with the use of rights by VGI as licensed under this Agreement. Such option shall be for a period of six (6) months from the date of such Improvement summary.

      12.3 JOINT IMPROVEMENTS. An Improvement which is jointly made or discovered by VGI with a third party ("JOINT IMPROVEMENT") shall not be subject to SECTION 12 if VGI cannot grant rights to such Joint Improvement to ABD and its Affiliates without the consent of such third party. Provided however that VGI shall use its commercially reasonable efforts to provide ABD and its Affiliates the right to practice such Joint Improvement. The option granted to ABD by VGI applies to Improvements of the Licensed Patents after the Effective Date in connection with the use of rights by VGI as licensed under this Agreement, for which VGI has the right to sublicense.

      12.4 TERMS AND CONDITIONS. The terms and conditions of said licenses shall be negotiated in good faith by the Parties, taking into consideration the relevant market factors typically considered in such agreements. Without limiting the foregoing, (a) the cumulative royalty percentage paid by ABD and its Affiliates for each such Improvement shall not exceed the royalty paid by VGI to ABD under this Agreement, and (b) the term of said licenses shall be commensurate with the terms of the last to expire of any patent covering ABD customers' use of such products.

13.   DISPUTE RESOLUTION


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      The Parties recognize that disputes as to certain matters may arise from time to time during the course of the Agreement which relates to the rights and obligations of the Parties hereunder. In the event of such a dispute, either Party may, by notice to the other Party, have such dispute referred to their respective designees according to the following escalation path:

                           ESCALATED TO THE FOLLOWING LEVEL AT THE PARTIES
--------------------------------------------------------------------------------
DAYS FROM ORIGINAL NOTICE            ABD                      VGI
-------------------------            ---                      ---
 Five (5) Business Days         Joseph Smith           Marguerite Ethier
                            (V.P. of Intellectual      (V.P. and General
                                  Property)                Counsel)
--------------------------------------------------------------------------------
Thirty (30) Business Days    Michael Hunkapiller         Richard Daly
                              (V.P. and General       (President and CEO)
                                  Manager)



If this discussion does not result in a resolution of the issue within sixty
(60) days, or any extension thereof agreed upon by the Parties in writing, either Party may invoke the Alternative Dispute Resolution Provisions in Appendix D.


14.   GENERAL

      14.1 ENTIRE AGREEMENT. This Agreement, together with a Non Disclosure Agreement executed by the Parties April 12, 2000, constitutes the entire agreement between the Parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by it. This Agreement may be modified or amended only by a writing executed by authorized officers of each of the Parties.


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      14.2  NOTICE. Any notice required or permitted to be given by this
Agreement shall be given by postpaid, first class, registered or certified mail, or by courier, properly addressed to the other Party at the respective address as shown below:

If to ABD:  Applied Biosystems
            PE Corporation
            850 Lincoln Centre Drive
            Foster City, California 94404
            Attn.:  Director of Licensing
If to VGI:  Visible Genetics Inc.
            Suite 1000, 700 Bay Street
            Toronto, Ontario, Canada M5G 1Z6
            Attention:  General Counsel

Either Party may change its address by providing notice to the other. Notice of change of address shall be deemed given when actually received or upon refusal to accept delivery thereof; all other communications and notices shall be deemed to have been given, received and dated on the earlier of (a) when actually received or upon refusal to accept delivery thereof, (b) on the date when delivered personally, (c) two (2) full business after being sent by overnight courier, and (d) five (5) full business days after mailing, as aforesaid.

      14.3 GOVERNING LAW. This Agreement is made in the State of California, and it shall be construed and enforced in accordance with the laws of the State of California and the United States. Any legal action arising under this Agreement has venue in the Northern District of California.

      14.4 CONFORMITY WITH LAWS. Nothing in this Agreement shall be construed to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement or concerning the legal right of the Parties to enter into this contract and any statute, law or ordinance, the latter shall prevail, but the provision shall be limited only to the extent necessary.


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      14.5  SEVERABILITY. If any provision of this Agreement is held by a court or tribunal of competent jurisdiction, or discovered to both Parties' satisfaction, to be illegal, invalid or unenforceable in any jurisdiction, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible. If a provision is held or discovered illegal, invalid or unenforceable in a jurisdiction then, as to such jurisdiction only, the Parties shall use their best efforts to substitute a provision that is valid, legal and enforceable in such jurisdiction which, insofar as possible, implements the purposes of original provision.

      14.6 RELATIONSHIP OF PARTIES. This Agreement creates only licensor-licensee relationships between VGI and ABD. No partnership or other legal relationship is created hereunder. Neither Party is, or shall be deemed to be, an agent or legal representative of the other Party for any purpose. Neither Party shall be entitled to enter into any contracts in the name of or on behalf of the other Party, and neither Party shall be entitled to pledge the credit of the other Party in any way or hold itself out as having authority to do so.

      14.7 PUBLICITY. No Party hereto may use the name of the other Party in public announcements without the prior consent of the other Party.

      14.8 WAIVER. No provision of the Agreement (unless such provision otherwise provides) shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

      14.9 ADDITIONAL INSTRUMENTS. Each Party agrees to execute, acknowledge, and deliver such further instruments and to do all such other acts as may be necessary or appropriate to effect the purpose and intent of this Agreement.


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      14.10 VOLUNTARY DISMISSAL Within three business days of the Effective
Date, counsel for ABD shall prepare, execute and file a Notice of Dismissal pursuant to F.R.C.P. 41(a)(1) with regard to the Perkin-Elmer Corporation, PE Biosystems Group v. Visible Genetics, Inc., C99-05406MJJ. Failure of PE to prepare, execute and file such Notice of Dismissal within such three business days shall constitute a material breach of this Agreement.

      14.11 HEADINGS. The headings for each article and section in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

      14.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


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IN WITNESS  WHEREOF,  the Parties hereto have duly executed this Agreement on the date(s) indicated below.
PE CORPORATION                            VISIBLE GENETICS INC.
By:_______________________                By:______________________
Title:____________________                Title:_____________________
Date:____________________                 Date:____________________


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                                   APPENDIX A
                      NOTICES TO PURCHASERS FOR INSTRUMENTS

1.    VGI LICENSED INSTRUMENTS:

      A.    LABEL  LICENSE.   VGI  shall  place  a  label  in  a  conspicuous
            location on each VGI Licensed Instrument, and on no other instrument, containing the following statement:

                      NOTICE TO PURCHASER: LIMITED LICENSE
      This instrument, Serial No.      , is authorized for use in DNA sequence
      and fragment analysis. This authorization is included in the purchase price of this instrument and corresponds to the up-front fee component of a license under the process claims of U.S. Patent No. 5,821,058 and under corresponding process claims in its foreign counterparts. The running royalty component of that license (a) may be purchased from Applied Biosystems or (b) may be obtained by purchasing authorized reagents from authorized suppliers and using such reagents in accordance with the label rights accompanying such reagents. Purchase of this instrument does not by itself convey to the purchaser a complete license or right to perform the above processes. This instrument is also licensed under U.S. Patent 5,171,534 and apparatus claims and system claims in foreign counterparts thereof. No other rights are granted expressly, by implication or by estoppel, or under any other patent rights owned or licensable by Applied Biosystems. Applied Biosystems does not guarantee the performance of this instrument.

      B. MANUAL NOTICE. VGI shall also place a notice in the front of the user's manual for each VGI Licensed Instrument, and for no other instrument, containing the following statement:

                    NOTICE TO PURCHASER: LIMITED LICENSE
      This instrument is authorized for use in DNA sequence and fragment analysis. This authorization is included in the purchase price of this instrument and corresponds to the up-front fee component of a license under U.S. Patent No. 5,821,058 and under corresponding process claims in its foreign counterparts. The running royalty component of that license
      (a) may be purchased from Applied Biosystems or (b) may be obtained by purchasing authorized reagents from authorized suppliers and using such reagents in accordance with the label rights accompanying such reagents. Purchase of this instrument does not by itself convey to the purchaser a complete license or right to perform the above processes. This instrument is also licensed under U.S. Patent 5,171,534 and apparatus claims and system claims in foreign counterparts thereof. No other rights are granted expressly, by implication or by estoppel, or under any other patent rights owned or licensable by Applied Biosystems. Applied Biosystems does not


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      guarantee the performance of this instrument. For more information regarding these and other licenses, please contact the Director of Licensing at Applied Biosystems, 850 Lincoln Centre Drive, Foster City, California 94404.


2.    DUAL LICENSED INSTRUMENTS

      A. LABEL LICENSE: VGI shall place a label in a conspicuous location on each such DUAL Licensed Instrument, and on no other instrument, containing the following statement:

                      NOTICE TO PURCHASER: LIMITED LICENSE
      This instrument,Serial No.       , is authorized for use in DNA sequence
       and fragment analysis. This authorization is included in the purchase price of this instrument and corresponds to the up-front fee component of a license under process claims of U.S. Patent No. 5,332,666, and U.S. Patent No. 5, 821,058 and under corresponding process claims in their foreign counterparts. The running royalty component of that license (a) may be purchased from Applied Biosystems or (b) may be obtained by purchasing authorized reagents from authorized suppliers and using such reagents in accordance with the label rights accompanying such reagents. Purchase of this instrument does not by itself convey to the purchaser a complete license or right to perform the above processes. This instrument is also licensed under U.S. Patent 5,171,534 and apparatus claims and system claims in foreign counterparts thereof. No other rights are granted expressly, by implication or by estoppel, or under any other patent rights owned or licensable by Applied Biosystems. Applied Biosystems does not guarantee the performance of this instrument.

      B. MANUAL NOTICE: VGI shall also place a notice in the front of the user's manual for each DUAL Licensed Instrument, and for no other instrument, containing the following statement:

                      NOTICE TO PURCHASER: LIMITED LICENSE
      This instrument, Serial No.      , is authorized for use in DNA sequence
      and fragment analysis. This authorization is included in the purchase price of this instrument and corresponds to the up-front fee component of a license under process claims of U.S. Patent No. 5,332,666, and U.S. Patent No. 5, 821,058 and under corresponding process claims in their foreign counterparts. The running royalty component of that license (a) may be purchased from Applied Biosystems or (b) may be obtained by purchasing authorized reagents from authorized suppliers and using such reagents in accordance with the label rights accompanying such reagents. Purchase of this instrument does not


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      by itself convey to the purchaser a complete license or right to perform the above processes. This instrument is also licensed under U.S. Patent 5,171,534 and apparatus claims and system claims in foreign counterparts thereof. No other rights are granted expressly, by implication or by estoppel, or under any other patent rights owned or licensable by Applied Biosystems. Applied Biosystems does not guarantee the performance of this instrument. For more information regarding these licenses, please contact the Director of Licensing at Applied Biosystems, 850 Lincoln Centre Drive, Foster City, California 94404.


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                                   APPENDIX B
                   NOTICES TO PURCHASERS FOR REAGENT PRODUCTS


1. CALTECH/DUPONT LICENSED REAGENT PRODUCTS. For products that are both a CALTECH Licensed Reagent Product and a DUPONT Licensed Reagent Product, VGI shall affix to each particular product, either on the product insert accompanying the product or on the product itself, the following label:

                      NOTICE TO PURCHASER: LIMITED LICENSE


      A license under the process claims of U.S. Patents 5,332,666 and 5,821,058, or their foreign counterpart claims, has an up-front fee component and a running-royalty component. The purchase price of [INSERT PRODUCT NAME] includes limited, non-transferable rights under the running-royalty component to use only this amount of the product to practice the DNA sequence and fragment analysis processes described in said patents when this product is used in conjunction with an authorized DNA sequence analysis instrument whose use is covered under the up-front fee component of these patents. No other rights are granted expressly, by implication, or by estoppel, or under any other patent rights owned or licensable by Applied Biosystems. Further information relating to the purchase of licenses for DNA sequence and fragment analysis and other applications may be obtained by contacting the Director of Licensing at Applied Biosystems, 850 Lincoln Centre Drive, Foster City, CA 94404.


2. CALTECH LICENSED REAGENT PRODUCTS. For products that are CALTECH Licensed Reagent Products but not DUPONT Licensed Reagent Products, VGI shall affix to each particular product, either on the product insert accompanying the product or on the product itself, the following label:

                      NOTICE TO PURCHASER: LIMITED LICENSE

      A license under the process claims of U.S. Patent 5,821,058, or its foreign counterpart claims, has an up-front fee component and a running-royalty component. The purchase price of [INSERT PRODUCT NAME] includes limited, non-transferable rights under the running-royalty component to use only this amount of the product to practice the DNA sequence and fragment analysis processes described in said patent when this product is used in conjunction with an authorized DNA sequence analysis instrument whose use is covered under the up-front fee component of this patent. No other rights are granted expressly, by implication, or by estoppel, or under any other patent rights owned or licensable by Applied Biosystems. Further information relating to the purchase of licenses for DNA sequence and fragment analysis and other applications may be obtained by contacting the Director of Licensing at Applied Biosystems, 850 Lincoln Centre Drive, Foster City, CA 94404.

                                                                   EXHIBIT 10.23
                                                                        REDACTED


3. DUPONT LICENSED REAGENT PRODUCTS. For DUPONT Licensed Reagent Products that are not also CALTECH Licensed Reagent Products, VGI shall affix to each particular product, either on the product insert accompanying the product or on the product itself, the following label:


                      NOTICE TO PURCHASER: LIMITED LICENSE
      A license under the process claims of U.S. Patent 5,332,666, or its foreign counterpart claims, has an up-front fee component and a running-royalty component. The purchase price of [INSERT PRODUCT NAME] includes limited, non-transferable rights under the running-royalty component to use only this amount of the product to practice the DNA sequence and fragment analysis processes described in said patent when this product is used in conjunction with an authorized DNA sequence analysis instrument whose use is covered under the up-front fee component of this patent. No other rights are granted expressly, by implication, or by estoppel, or under any other patent rights owned or licensable by Applied Biosystems. Further information relating to the purchase of licenses for DNA sequence and fragment analysis and other applications may be obtained by contacting the Director of Licensing at Applied Biosystems, 850 Lincoln Centre Drive, Foster City, CA 94404.


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                                   APPENDIX C

                                  PRESS RELEASE


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                                   APPENDIX D

                         ALTERNATIVE DISPUTE RESOLUTION


In the event of any dispute, difference or question arising between the Parties in connection with this agreement, the construction thereof, or the rights, duties or liabilities of either Party excluding any dispute or controversy for which arbitration is prohibited by any applicable law or treaty, and which dispute is not amicably resolved by the good faith efforts of the Parties under
Article 13, then such dispute shall be resolved by binding Alternative Dispute Resolution ("ADR") in accordance with CPR Non-Administered Arbitration Rules in effect on the date of notice of such dispute (the "Rules") except as modified in the manner described below:

                  (a) The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16 to the exclusion of state laws inconsistent therewith. Either Party may initiate ADR to resolve a dispute, and such Party shall provide written notice to the other party or to counsel for the other Party informing the other Party of such dispute and the issues to be resolved. Within ten (10) business days after the receipt of such notice, the other Party may by written notice to the counsel for the Party initiating ADR, add additional issues to be resolved. From the date of the ADR notice and until such time as any matter has been finally settled by ADR, the running of the time periods in which a Party must cure a breach of this Agreement shall be suspended as to the subject matter of the dispute.

      The panel members selected shall be members of the Judicial Panel of the CPR, shall be independent, shall not be a past or present employee, consultant, director or shareholder of either a Party or of an Affiliate of either Party, and shall not have been a panel member in any dispute resolution involving a Party or an Affiliate of either Party. Each panel member shall possess the requisite knowledge and experience to adjudicate the technical and legal issues of the dispute.

(b) Within ten (20) business days following the receipt of the Original ADR notice ("Notice Date"), the Parties shall meet and confer to select one (1) panel member. If the parties can not agree on a panel member, within fifty (50) business days following the Notice Date, a panel of three (3) members shall be selected in the following manner. ABD and VGI shall each select one (1) panel member. Each Party shall notify the other Party of its selection and shall include a substantially current curriculum vitae with such notice.

(c)   Prior to the choice of the third panel member, each Party shall have ten
      (10) business days from the date either Party is notified of the other Party's selection to the panel to object in good faith to such selection. If either Party makes such and objection, the other Party shall choose another panel member in accordance


                                       46
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      with the conditions above; provide however, such second selection shall be objectionable by the other Party only for cause.

(d) Within twenty days of the time for objection to a party's panel member, the two panel members shall then together choose a third panel member, who shall also meet the criteria stated in Paragraph (b) above. Either party may object to the third panel member, but only for cause.

(e) No later than ninety (90) business days after selection of the third panel member, the panel shall hold a hearing to resolve each of the issues identified by the Parties.

      (i) Each Party shall have the right to be represented by counsel at the hearing.

      (ii) The hearing shall be held in New York, New York or at such other place as agreed upon by the Parties in writing.

(e) The ADR proceeding shall be confidential and the panel shall issue appropriate protective orders to safeguard each Party's Confidential Information. Except as required by law, no Party shall make (or instruct the panel to make) any public announcement with respect to the proceedings or decision of the panel without the prior written consent of each other Party. The existence of any dispute submitted to ADR, and the award of the panel, shall be kept in confidence by the Parties and the panel, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

(f) It is the intention of the Parties that discovery, although permitted as described herein, will be extremely limited except in exceptional circumstances. The panel shall permit such limited discovery necessary for an understanding of any legitimate issue raised in the ADR, including the production of documents. Each Party shall be permitted but not required to take the deposition of not more than five (5) persons, each such deposition not to exceed six (6) hours in length. If the panel believes that exceptional circumstances exist, and additional discovery is necessary for a full and fair resolution of the issue, the panel may order such additional discovery as the panel deems necessary. At the hearing the Parties may present testimony (either by live witness or deposition) and documentary evidence. The panel shall have sole discretion with regard to the conduct of the hearing; provided however, the admissibility of any evidence shall be governed by the Federal Rules of Evidence.

(g) Each Party shall be entitled to no more than four (4) hours of hearing to present testimony or documentary evidence. The testimony of both Parties shall be presented during the same calendar day. Such time limitation shall include any direct, cross or rebuttal testimony, but such time limitation shall only be charged against the Party conducting such direct, cross or rebuttal testimony. It shall be the responsibility of the panel to determine whether the Parties have had the four (4) hours to which they are


                                       47
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                                                                   EXHIBIT 10.23
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entitled. If the panel believes that exceptional circumstances exist, and additional hearing time is necessary for a full and fair resolution of the issue, the panel may order such additional hearing time as the panel deems necessary.

(h) At least fifteen (15) business days prior to the date set for the hearing, each Party shall submit to each other Party and the panel a list of all documents on which such Party intends to rely in any oral or written presentation to the panel and a list of all witnesses, if any, such Party intends to call at such hearing and a brief summary of each witnesses testimony.

(i) At least five (5) business days prior to the hearing, each Party must submit to the panel and serve on each other Party a proposed ruling on each issue to be resolved. Such writing shall be limited to presenting the proposed ruling, shall contain no argument or analysis of the facts or issues, and shall be limited to not more than ten (10) pages.

(j) Not more than five (5) business days following the close of hearings, the Parties may each submit post hearing briefs to the panel addressing the evidence and issues to be resolved. Such post hearing briefs shall not be more than fifty
(50) pages.

(k) The panel shall rule on each disputed issue after the hearing as expeditiously as possible, but in no event more than thirty (30) days after the close of the hearings. The panel shall, in rendering its decision, apply the substantive law of the state of California, U.S.A., and without giving effect to its principles of conflicts of law, and without giving effect to any rules or laws relating to arbitration. The panel is not empowered with the remedy of termination of the license(s) granted by the accompanying Agreement.

(l) Any judgment upon the award rendered by the panel may be entered in any court having jurisdiction thereof. The decision rendered in any such ADR shall be final and not appealable, except in cases of fraud or bad faith on the part of the panel or any Party to the ADR proceeding in connection with the conduct of such proceedings.

(m) The panel shall have the option to assess costs and expenses to the non-prevailing Party, otherwise the Parties shall pay their own costs (including, without limitation, attorneys fees) and expenses in connection with such ADR.


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                                   APPENDIX E


            VISIBLE GENETICS PRODUCT LIST (AS OF APRIL 18, 2000)


TRUGENE(TM)HIV-1 Genotyping Kit (Version Dec. 3, 1999)
TRUGENE(TM)HCV Genotyping Kit (Version Jan.21, 2000)
GeneKit(TM) HLA Sequencing Assay Class I-A Locus (Version Feb. 28, 2000) GeneKit(TM) HLA Sequencing Assay Class I-B Locus (Version Feb. 28, 2000) GeneKit(TM) HLA Sequencing Assay Class I-C Locus (Version Feb. 28, 2000 ) GeneKit(TM) HLA Sequencing Assay Class II-DRB1 Locus (Version 30104)
7-Deaza dGTP Cy Dye Primer Cycle Sequencing Kit (Version 1)
Cy(TM)5/Cy5.5 Dye Primer Sequencing Kit (Version 2)
GeneKit(TM) p53 Mutation Detection Assay (Version June 23, 1999)
7-Deaza Thermo Sequenase Core Sequencing Kit
GeneKit(TM)HPV High Resolution Genotyping Assay
GeneKit(TM)HCV NS5B Genotyping Assay
GeneKit(TM) HBV Genotyping Assay
MicroGene Blaster(TM) (and all parts and accessories)
MicroGene Clipper(TM) (and all parts and accessories)
Long-Read Tower(TM) (and all parts and accessories)
OEM Products including computers, printers and networking products
Gel Toaster(TM) System (and all parts and accessories)
Long Read Gel Toaster(TM) System (and all parts and accessories) GeneObjects(TM) Software and upgrades including Fragment Analysis software GeneLibrarian(TM) and upgrades
GeneLibrarian(TM) CL and upgrades
GeneLibrarian(TM) Application Modules and upgrades
TRUGENE(TM) CMS Application MicroCel(TM) Cassettes (various)
SureFill(TM) Cartridges (various, including accessories)
P53 Primer Sets: Exon 2+3, Exon 4, Exon 5, Exon 6, Exon 7, Exon 8, Exon 9, Exon 10, Exon 11
Cy5.5 Labelled Size Standards (various)
Cy5 Labelled Size Standards
CyDye labelled custom primers
Cy5 standard sequencing primers (various)
Cy5.5 standard sequencing primers (various)
Sequencing accessories including multichannel pipettors, tips, and adaptors
1 and 2 dye core sequencing kits (+/- deaza GTP)
CyDye mono reactive dye
Pink loading dye and sequencing chemicals (various)

And all prior versions thereof, where applicable.


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